Exhibit 10-3

PURCHASE AND SALE AGREEMENT

BETWEEN

GTMP HOLDINGS, LLC.

AND

TAMARES TYSONS CORNER LLC

7950 JONES BRANCH DRIVE
McLEAN, VIRGINIA

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is entered into as of the 24th day of June, 2015 (the “Effective Date”), by and between GTMP HOLDINGS, LLC., a Delaware limited liability company (the “Seller”) and TAMARES TYSONS CORNER LLC, a Delaware limited liability company (the “Buyer”).
PREAMBLE
On or about June 29, 2015, Gannett Co., Inc. (“GCI”) will complete the separation of its digital/broadcast and publishing businesses into two separate publicly traded companies.  GCI will contribute its publishing businesses to its subsidiary Gannett SpinCo Inc. and distribute the stock of Gannett SpinCo Inc. to its shareholders (the “Spin”).  In connection with the Spin, Gannett SpinCo, Inc. will be renamed “Gannett Co., Inc.”  The entity formerly known as GCI will be renamed “TEGNA Inc.” and will continue the digital/broadcast businesses. Seller is a wholly owned subsidiary of GCI and is GCI’s successor in title to the Real Property.
R E C I T A L S
A.    Seller is the owner of certain real property located at 7950 Jones Branch Drive, McLean, Fairfax County, Virginia, as more particularly described on Exhibit A attached hereto, together with all rights and appurtenances pertaining to the Land, including, without limitation, all of Seller’s right, title and interest, if any, in and to (i) all minerals, oil, gas, and other hydrocarbon substances thereon or thereunder; (ii) all adjacent strips, streets, roads, walk-ways, terraces, alleys and rights-of-way, public or private, open or proposed; (iii) all covenants, easements, privileges, and hereditaments pertaining thereto, regardless of record; and (iv) all access, air, water, riparian, development, utility, and solar rights (collectively, the “Land”) and the buildings and other permanent improvements and all permanent structures, including but not limited to the parking structures, athletic and tennis facilities and a dock located thereon, together with all fixtures attached to such improvements (collectively, the “Improvements”, which along with the Land are sometimes hereinafter collectively referred to as, the “Real Property”).
B.    The Buyer and the Seller desire to enter into this Agreement upon the terms, covenants, conditions and agreements hereinafter set forth.
AGREEMENT
1.Purchase and Sale.
The Seller hereby agrees to sell and the Buyer agrees to buy, subject to and with the benefit of the terms and provisions set forth herein, the Real Property and all personal property described in Paragraph 2 below (collectively, sometimes hereinafter, the “Property”).
2.    Property.
The Real Property shall be conveyed subject to, and together with, all of the Seller’s or GCI’s right, title and interest to and in: (a) (i) the mechanical and plumbing systems located on the Real Property, (ii) the electronic, security and communication systems located on the Real

Property, except for those portions of such systems listed on Exhibit B-1 attached hereto; (iii) maintenance equipment, vehicles and tools owned by Seller and/or GCI and located on and used in connection with the Real Property; (iv) pylons and traffic signs located at the Real Property; and (v) certain additional items of tangible personal property located on the Real Property listed on Exhibit B-2 attached hereto, which list will be amended in accordance with Section 18 (“Tangible Personal Property”), and (vi) all records and files of Seller or GCI relating to the operation and maintenance of the Real Property (collectively, the “Personal Property”); (b) to the extent transferrable, all guaranties, warranties, and payment and performance bonds relating to the Real Property, if any, owned by Seller or GCI and received in connection with any construction, repair, maintenance or other services or materials performed or provided with respect to the Real Property or Personal Property (the “Warranties”); (c) all easements, restrictions, agreements, and other documents of record, insofar as the same may be in force and applicable to the Land or Improvements; (d) subject to Section 4(d) hereof, all of Seller’s and/or GCI’s right, title and interest, to the extent assignable, in all contracts and agreements that will remain in existence after the Closing (as defined in Section 9(a)) and are related to the Real Property, Personal Property or Leases (as defined below), including, without limitation, maintenance, construction, commission, architectural, parking, supply or service contracts (collectively, the “Contracts”), a list of which is attached hereto as Exhibit C; (e) all of Seller’s or GCI’s right, title and interest in leases, rental agreements and other occupancy agreements and all amendments thereto with tenants occupying all or any portion of the Improvements, a list of which is attached hereto as Exhibit D (collectively, the “Leases”) and all guarantees, refundable security deposits and letters of credit, if any, held by Seller or GCI in connection with the Leases; (f) all permits, licenses, certificates of occupancy, authorizations and approvals that relate to the Real Property, Personal Property, Leases or Contracts, to the extent assignable (collectively, the “Permits”); (g) to the extent available and assignable, all construction plans and specifications relating to the Improvements (the “Plans”); (i) all right, title and interest of Seller or GCI in and to all other rights owned by Seller and necessary to or used in connection with the ownership, maintenance or operation of the items set forth in Sections 2(a) through (g) above, if any, including without limitation, any professional photography, advertising campaigns and marketing or promotional materials and any other rights, privileges, and appurtenances owned by Seller or GCI and related to the ownership, use or operation of the Real Property, but only to the extent assignable by law (the “Other Rights”); provided, however, the Other Rights do not include any and all trademarks, tradenames, goodwill, telephone numbers, facsimile numbers or e-mail addresses, except for the following phone and facsimile numbers: 703-854-6197 and 703-854-6198, respectively.
3.    Conveyance of Real Property; Title.
(a)    The Real Property shall be conveyed to Buyer by special warranty deed in the form attached hereto as Exhibit E (the "Deed"). The Deed shall convey title to the Real Property, free from encumbrances and encroachments, except for Permitted Exceptions (as defined in Section 3(b)(iii)).
(b)    Buyer has requested that the Title Company (as defined in Section 5) issue a title insurance commitment for the Real Property (the “Title Commitment”). No later than 5:00 p.m. Eastern Time on July 2, 2015 (the “Title Objection Date”), the Buyer shall have the right to notify the Seller in writing of its objection to any matters disclosed by the ALTA/ACSM survey of the Real Property to be finalized by Urban, Ltd., a draft of which was provided by Seller to Buyer’s counsel on June 12, 2015 (when finalized, the “Survey”) or the Title Commitment (collectively, the “Title Objections”). Upon receipt of any such timely written notice of Title Objections from the Buyer, the Seller may, but shall not be obligated to, elect to cure the Title Objections on or before the Closing Date (as defined in Section 9(a) below). The Seller shall notify the Buyer within four (4) business days of receipt of the Title Objections as to its decision to elect to either cure or not to cure the Title Objections. If the Seller does not timely provide such notice, then the Seller shall be deemed to have elected not to cure any of the Title Objections. In the event the Buyer fails to deliver a notice of any Title Objections on or prior to the Title Objection Date, the Buyer shall be conclusively deemed to have waived any Title Objections, except as set forth in Section 3(c).
(i)    If Seller elects (or is deemed to have elected) not to cure one or more of the Title Objections, then the Buyer’s sole and exclusive right and remedy shall be, on the terms and conditions set forth below, either: (A) to elect not to purchase the Property, in which event this Agreement shall be terminated and the Deposit (as defined in Section 5) shall be returned to the Buyer; or (B) to complete the transactions contemplated hereby in accordance with this Agreement subject to such Title Objection(s) without reduction in or abatement of the Purchase Price, but subject to Seller’s obligations under Section 3(c).
(ii)    The Buyer shall exercise its option pursuant to clause (A) of Section 3(b)(i) by written notice sent to the Seller on or before four (4) business days after the receipt by the Buyer of the Seller’s notice (or deemed election) that the Seller will not cure one or more Title Objections. If the Buyer shall fail to send a written notice to Seller exercising the Buyer’s option set forth under clause (A) of Section 3(b)(i) within the applicable period, then the Buyer shall conclusively be deemed to have exercised the option set forth in clause (B) of Section 3(b)(i).
(iii)    For purposes of this Agreement, the term “Permitted Exceptions” shall mean all encumbrances, encroachments and any other title defects (including all matters shown on the Title Commitment and Survey) pertaining to the Real Property which: (i) are not the subject of a Title Objection made by the Buyer pursuant to Section 3(b), or (ii) constitute valid Title Objections made by the Buyer which the Seller has elected (or is deemed to have elected) not to cure, and which the Buyer has elected to accept pursuant to Section 3(b)(ii); or (iii) are waived in writing by the Buyer.
(iv)    In the event the Seller elects to cure any Title Objection, the Seller agrees to diligently and in good faith attempt to implement such a cure. If, after electing to cure any Title Objection, and after diligently seeking to implement such a cure, the Seller is not able to implement such a cure prior to Closing, such failure shall not constitute a default and such failure shall be deemed to be a failure of the Buyer’s condition precedent to Closing pursuant to Section 15(a)(i).
(c)    Notwithstanding any provisions of this Agreement to the contrary, the Seller shall deliver the Property free and clear of all (i) monetary liens encumbering the Property, including, but not limited to, any judgment, mortgage or deed of trust, security interest, tax lien for delinquent taxes or mechanics liens; and (ii) any exceptions or encumbrances to title which are voluntarily created by Seller after the effective date of the Title Commitment (collectively, “Non-Permitted Liens”), other than liens for real estate taxes, water, sewer, vault and other public charges to the extent not yet due and payable. In no event shall Non-Permitted Liens be Permitted Exceptions, whether the Buyer gives written notice of objection or not, and Seller agrees that any such Non-Permitted Lien shall be removed, paid off, released, or discharged by the Seller at or before Closing, as the case may be.
4.    Property Information; Due Diligence Period; As-Is Condition.
(a)    Pursuant to the Principal Confidentiality Agreement accepted and agreed to by Tamares Management LLC (an affiliate of Buyer) on or about March 12, 2015 (the “Confidentiality Agreement”), the Seller has delivered, or otherwise provided the Buyer with access (via an electronic data room) to, certain documentation and other information concerning the Property (collectively, the “Property Information”), including, without limitation, the Contracts. Buyer agrees that it is bound by the provisions of the Confidentiality Agreement, which is incorporated herein by reference, and that the Property Information is deemed to be Confidential Information, as such term is used in the Confidentiality Agreement.
(b)    The Seller has provided, and shall continue to provide, the Buyer physical access to the Property in accordance with that certain Access Agreement dated June 15, 2015 (“Access Agreement”) through Closing. The Access Agreement is attached hereto as Exhibit F.
(c)    Notwithstanding anything contained herein to the contrary, Buyer shall have the right to elect, in its sole and absolute discretion, not to proceed with the transaction contemplated by this Agreement for any reason or for no reason whatsoever on or before July 2, 2015 (the “Due Diligence Period”). This Agreement shall automatically terminate, without the need of any further action, unless Buyer provides written notice to Seller of its election to proceed (the “Due Diligence Satisfaction Notice”) with this Agreement by the end of the Due Diligence Period. In the event Buyer does not provide the Due Diligence Satisfaction Notice, Escrow Agent (as defined in Section 5) shall promptly return the Deposit to Buyer, and the parties will have no further rights or obligations under this Agreement, except such obligations and liabilities as expressly survive the Closing or any other termination of this Agreement (collectively, the “Surviving Obligations”). If the Buyer does not give Seller the Due Diligence Satisfaction Notice on or before 5:00 P.M. Eastern Time on July 2, 2015, , then Buyer will be deemed to have elected to terminate this Agreement pursuant to this Section 4(c) and to have elected not to proceed to Closing hereunder pursuant to the terms and conditions of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall be entitled to send e-mail copies of the Due Diligence Satisfaction Notice to Seller via the Seller’s (and Seller’s counsel’s) e-mail addresses identified in Section 16, provided the original Due Diligence Satisfaction Notice is sent to Seller that same day by a recognized national overnight courier service to the Seller’s address set forth in Section 16. If Buyer elects to send the Due Diligence Satisfaction Notice pursuant to the preceding sentence, the Due Diligence Satisfaction Notice shall be deemed given when the e-mail copy of the Due Diligence Satisfaction Notice is received by Seller.
(d)    On or prior to July 2, 2015, the Buyer will advise Seller in writing of which, if any, of the Contracts the Buyer shall assume (collectively, the “Assigned Contracts”) on the date the TEGNA Lease (as defined in Section 9(b)) expires (the “Assignment Date”); provided, however, that to the extent any Contracts are part of portfolio agreements that involve properties or matters other than or in addition to the Real Property, they shall not be assumed by the Buyer. On the

Assignment Date, to the extent assignable, Seller and/or GCI shall assign to Buyer, and Buyer shall assume, the Assigned Contracts pursuant to the form of Assignment of Contracts attached hereto as Exhibit G. Notwithstanding the foregoing, the Buyer's obligations relating to the Buyer's assumption of the Assigned Contracts shall be strictly related to rights and duties arising under any Assigned Contract from and after the Assignment Date, and the Buyer shall not assume any duty or obligation of Seller or GCI arising prior to the Assignment Date. The Seller shall cause to be terminated, at the Seller’s sole cost and expense, all Contracts other than the Assigned Contracts, effective on or prior to the Assignment Date. The preceding three (3) sentences of this Section 4(d) shall survive Closing. Notwithstanding anything to the contrary contained in this Agreement, Seller shall have up to three (3) business days following the Effective Date to modify the list of Contracts set forth on Exhibit C.
(e)    Except as expressly provided in this Agreement, (i) the Buyer is purchasing the Property AS IS, (ii) no warranty or representation has been made with respect to the condition of the Land, the Improvements, or the Personal Property or otherwise by the Seller or GCI and (iii) the Buyer is not relying on any warranty or representation whatsoever. The Buyer shall accept the Property “as is” and in its condition on the Closing Date, subject only to the express provisions of this Agreement and the documents to be delivered by the Seller and GCI at Closing, and hereby acknowledges and agrees that, subject only to the express provisions of this Agreement and the documents to be delivered by the Seller and GCI at Closing, THE SELLER AND GCI HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, OF, AS TO, CONCERNING OR WITH RESPECT TO, THE PROPERTY. Subject only to the express provisions of this Agreement and the documents to be delivered by the Seller and GCI at Closing, Buyer’s acceptance of title to the Property at the Closing shall also constitute a waiver and release by Buyer of Seller and GCI of any claim or liability pertaining to the condition of the Property on the Closing Date including, without limitation, the existence of any Hazardous Materials (as defined below) and/or any other environmental condition in, on or about the Property. Furthermore, Seller and GCI have not warranted and do not warrant the accuracy or completeness of any information contained in the Property Information. As used herein, “Hazardous Materials” shall mean (A) those substances included within the definitions of any one or more of the terms “hazardous substances,” “toxic pollutants”, “hazardous chemicals”, “hazardous materials”, “toxic substances”, and “hazardous waste” in the Comprehensive Environmental Response, Compensation And Liability Act, 42 U.S.C. § 9601 et seq. (as amended), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801 et seq., the Resource Conservation and Recovery Act of 1976 as amended, 42 U.S.C. Section 6901 et seq., Section 311 of The Clean Water Act, 15 U.S.C. § 2601 et seq., 33 U.S.C. § 1251 et seq., 42 U.S.C. 7401 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Toxic Substances Control Act, 15 USC §§ 2601 et seq., as amended; the Safe Drinking Water Act, 42 USC §§ 300f et seq., as amended, and the regulations and publications issued under any such laws, (B) petroleum, radon gas, lead based paint, asbestos or asbestos containing material and polychlorinated biphenyls and (C) mold or other substances, wastes or materials listed or defined by any applicable state or local statutes, regulations and ordinances pertaining to the protection of human health and the environment.

5.    Deposit. Within three (3) business days of the Effective Date, the Buyer shall deposit, with Lincoln Land Services, LLC (the “Escrow Agent” and sometimes referred to herein as the “Title Company”), the sum of Twenty-Seven Million and 00/100 Dollars ($27,000,000.00) (together with any interest thereon, the “Deposit”) in immediately available federal funds by federal wire transfer. If the Deposit has not been made by Buyer within the time period specified above, Seller shall have the right to terminate this Agreement upon written notice to Buyer, whereupon all further obligations and liabilities under this Agreement shall cease, except such obligations and liabilities as expressly survive the Closing or any other termination of this Agreement (collectively, the “Surviving Obligations”). The Deposit shall be held in a federally-insured account (with the limitations of such federal insurance hereby acknowledged by the Seller) pursuant to the terms and conditions of the Escrow Agreement executed and delivered simultaneously herewith by and among Seller, Buyer and Escrow Agent, and attached hereto as Exhibit H.
6.    Purchase Price.
(a)    The “Purchase Price” for the Property is Two Hundred Seventy Million and 00/100 Dollars ($270,000,000.00).
(b)    The Purchase Price (less the Deposit, which shall be applied to the Purchase Price), as increased or decreased by prorations and adjustments as herein provided, shall be paid by the Buyer to the Seller on the Closing Date by federal wire transfer of immediately available federal funds in accordance with the Seller’s written instructions.
(c)    The parties hereto acknowledge and agree that the value of the Personal Property is de minimis and that no part of the Purchase Price is allocable thereto. Although it is not anticipated that any sales tax shall be due and payable, Buyer agrees that Buyer shall pay any and all sales taxes imposed upon or due in connection with the transfer of the Personal Property under any applicable laws of the Commonwealth of Virginia. Buyer shall file all necessary tax returns with respect to all such taxes and, to the extent required by applicable law, Seller will join in the execution of any such tax returns. The provisions of this Section 6(c) shall survive the Closing.
7.    Closing Costs; Adjustments.
(a)    The Seller will pay the following costs of closing this transaction:
(i)    the fees and disbursements of the Seller's counsel;
(ii)    the cost of recording any releases of any Non-Permitted Liens;
(iii)    all grantor’s taxes;
(iv)    the regional congestion relief fee; and
(v)    one-half of the settlement fees charged by the Title Company.
(b)    The Buyer will pay the following costs of closing this transaction.
(i)    the fees and disbursements of the Buyer's counsel;

(ii)    any costs of obtaining the Title Commitment and title insurance, any costs incurred by Buyer or Seller in obtaining the Survey or any up-date of the Survey, and any costs of engineering, environmental and any other reports prepared in connection with Buyer’s due diligence. The Seller has delivered or otherwise provided Buyer with access to copies of any existing surveys in accordance with Section 4(a) hereof;
(iii)    all sales taxes related to the sale of the Personal Property, if any;
(iv)    all costs of recording the Deed as well as all State and County recordation taxes not related to the recording of any releases of any Non-Permitted Liens; and
(v)    one-half of the settlement fees charged by the Title Company.
(c)    Costs and Adjustments at Closing.
(i)    Taxes. All real estate, business improvement district and ad valorem taxes for the year in which Closing occurs (collectively, the “Taxes”), and any special assessments which are a lien against the Real Property on the Closing Date (collectively, the “Assessments”), will be prorated between the Seller and the Buyer as of the Apportionment Time (as defined below) on the basis of actual bills therefor. Any rebates or reductions in Taxes or Assessments received subsequent to the Closing Date, net of costs of obtaining the same, shall be prorated as of the Apportionment Time, when received. The current installment of all Assessments that are being paid in installments shall be prorated as of the Apportionment Time. As used herein, the term “Apportionment Time” shall mean 11:59 p.m. Eastern Time on the date immediately prior to the Closing Date.
(ii)    Rent. All rent, percentage rents, charges for the cost of, or for increases (above a base amount) in the cost of real estate taxes, operating expenses, maintenance, or other charges of a similar nature, if any, and any other costs or charges paid by the tenants under the Leases (collectively, the “Rent”) shall be prorated as of the Apportionment Time, to the extent actually collected by the Seller. With respect to any Rent that is delinquent prior to the Closing Date, the Seller shall have the right to pursue all rights and remedies against the tenants under the Leases to recover such delinquencies; provided, however, that the Seller is not entitled to dispossess such tenants or terminate such Leases. The Buyer shall promptly remit to the Seller any Rent received by the Buyer subsequent to the Closing Date which is attributable to periods prior to the Closing Date, to the extent such Rent was not credited to the Seller on the Closing Date. At Closing, the Buyer shall receive a credit for any security deposits currently held by the Seller under any Leases.
(iii)    Utilities. Water, sewer, gas, electric and any other utility charges shall be prorated as of the Apportionment Time. If consumption of any of the foregoing is measured by meter, the Seller shall, prior to the Closing Date, endeavor to obtain a reading of each such meter and a final bill as of the Closing Date. If there is no such meter or if the bill for any of the foregoing will not have been issued as of the Closing Date, the charges therefor shall be adjusted as of the Apportionment Time on the basis of the charges of the prior period for which such bills were issued and shall be further adjusted between the parties when the bills for the correct period are issued. The Seller and the Buyer shall cooperate to cause the transfer of utility accounts from the Seller to the Buyer. On the Closing Date, the Buyer shall post substitute utility security deposits to replace those previously paid by the Seller to the extent required or, if the utility provider will not refund such deposits to the Seller, the Seller shall be reimbursed therefor by the Buyer on the Closing Date.
(iv)    Tenant Inducement Costs. Any out-of-pocket costs required to be paid or incurred by the landlord under the existing Leases, which are in the nature of tenant improvement costs, lease buyout costs, free rent periods and moving, design and work allowances (“Tenant Inducement Costs”), and which are incurred in connection with the existing Leases at the Real Property as of the Effective Date, shall be paid by Seller; provided, however, the lease (the “SpinCo Lease”) between Seller, as landlord, and Gannett SpinCo., Inc. (“SpinCo”), as tenant (including the provisions of Article 26 of the SpinCo Lease), shall not be deemed to require the payment of any Tenant Inducement Costs.
(v)    Contracts. All amounts payable under any of the Assigned Contracts being assumed by Buyer (including, without limitation, brokerage fees and commissions), shall be prorated as of the Assignment Date, but any signing bonuses and/or other money paid to the service provider when the Contract was executed shall not be prorated.
(vi)    Post-Closing Adjustment. All adjustments for items to be prorated shall be completed within one hundred eighty (180) days after the Closing Date.
(vii)    Survival. The provisions of this Section 7 shall survive Closing for a period of one (1) year.
8.    Default; Remedies.
(a)    If Buyer shall default in any of its material obligations under this Agreement and, as a result thereof, Closing does not occur on the Closing Date, Seller shall be entitled, as its sole and exclusive remedy at law or in equity, to terminate this Agreement and receive the Deposit as liquidated damages, it being agreed between the parties hereto that the actual damages to Seller in the event of such a material breach are impractical to ascertain and the stated amount of the Deposit is a reasonable estimate thereof.
(b)    If Seller shall default in any of its material obligations under this Agreement and, as a result thereof, Closing does not occur on the Closing Date, then the Buyer shall be entitled, as its sole and exclusive remedy at law or in equity, to (i) terminate this Agreement by giving written notice thereof to the Seller, whereupon the Deposit shall be returned to the Buyer, and the parties shall have no further obligations to each other; provided, however, Buyer shall be entitled to be reimbursed for the actual costs and expenses paid by Buyer in connection with the Buyer’s studies, investigations, tests, legal fees, reports prepared and other expenses incurred in connection with Buyer’s due diligence investigation of the Property and the instant transaction generally, up to a maximum aggregate amount not in excess of Two Hundred Thousand and 00/100 Dollars ($200,000.00) (“Pursuit Costs”); (ii) waive such default and consummate the Closing in accordance with the terms of this Agreement; or (iii) commence an action for specific performance.
(c)    Notwithstanding anything to the contrary contained in this Section 8, but subject to the provisions of Section 9(a), neither party shall be deemed to be in default hereunder unless and until the other party shall have given such party written notice of such default, and such party shall have failed or refused to cure the same within ten (10) days after receipt of such notice.
9.    Closing; Closing Deliveries.
(a)    The delivery of the Deed and the consummation of the transactions contemplated by this Agreement (the “Closing”), shall take place at the offices of the Escrow Agent on August 3, 2015, unless extended by Buyer as set forth below in this Section 9(a) (the “Closing Date”). The Closing shall be an escrow-style closing, where the Title Company shall be the recipient of all documents and funds and shall disburse the same pursuant to this Agreement and the Settlement Statement (as defined in Section 9(b)). Each party hereby agrees and acknowledges that the Closing Date is material to this Agreement. Either party’s failure to complete the Closing on the Closing Date will result in immediate and material damages to the other party and, therefore, the parties hereby agree and acknowledge that the Closing Date, is and shall be TIME OF THE ESSENCE and either party’s failure to close on the Closing Date shall be a material default by such party which each party agrees and acknowledges cannot be cured by Section 8(c) and Section 8(a) or 8(b), as applicable, shall apply. Accordingly, Section 8(c) shall not apply to any such material default. Notwithstanding anything contained herein to the contrary, Buyer may elect to extend the Closing Date for up to thirty (30) days upon giving written notice thereof to Seller on or before July 31, 2015, accompanied by depositing with Escrow Agent simultaneously with such notice, an additional non-refundable deposit (to be applied to the Purchase Price at Closing), in the sum of Five Million and 00/100 ($5,000,000.00) for such extension (the “Extension Deposit”). Thereafter, the term “Deposit” shall refer to the $27,000,000.00 deposited with the Escrow Agent pursuant to Section 6 above and the Extension Deposit, together with any interest earned thereon.
(b)    Not less than two (2) business days prior to the Closing Date, the Seller shall deliver the following original documents to the Title Company, each executed by the Seller (except as specified in clause (iv) below) and acknowledged, if necessary:
(i)the Deed;
(ii)a bill of sale in the form attached hereto as Exhibit I whereby Seller and GCI (whose name will then be TEGNA Inc.) convey to Buyer, all of Seller’s, and/or GCI’s right, title and interest in and to the Personal Property, free and clear of all liens and encumbrances except Permitted Exceptions (subject to the provisions of Section 3 above), including an assignment by Seller and GCI to Buyer of all of their rights under the Permits, Plans (to the extent available), Warranties (if any) and Other Rights (if any) (the “Bill of Sale”);
(iii)a lease between Buyer, as landlord, and GCI (whose name will then be TEGNA Inc.), as tenant (the “TEGNA Lease”);

(iv)a certificate that all of Seller’s and GCI’s representations and warranties in this Agreement are true and correct in all respects as of the Closing Date in the form attached hereto as Exhibit J;
(v)an assignment and assumption agreement relating to the assignment of the Seller’s rights in the Leases in the form attached hereto as Exhibit K (the “Assignment of Leases ”);
(vi)a property management agreement between Buyer, as owner, and GCI (whose name will then be TEGNA Inc.), as manager (the “Management Agreement”);
(vii)an owner’s affidavit in a form attached hereto as Exhibit L;
(viii)an affidavit as to its non-foreign status within the meaning of Sections 1445 or 7701 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;
(ix)a settlement statement (the first draft of which Buyer shall cause to be prepared by the Title Company not less than five (5) business days prior to Closing) showing all of the payments, adjustments and prorations provided for in this Agreement and otherwise agreed upon by the Seller and the Buyer, in each party’s reasonable discretion (the “Settlement Statement”);
(x)notice letters to each tenant under any of the Leases notifying each tenant of the conveyance of the Property to the Buyer and advising each tenant that, following the Closing Date, all future payments of rent are to be made to the Buyer, in the form attached hereto as Exhibit M (the “Tenant Notices”);
(xi)to the extent same are in the possession of Seller, (1) all Plans with respect to the Property and (2) all original Permits pertaining to the Property and required for the use or occupancy thereof;
(xii)to the extent same are in the possession of Seller, copies of all records of Seller relating to Leases, operations, service, repair and maintenance of the Property including the tenant files, and an updated and certified Rent Roll dated as of the date of Closing;
(xiii)a Satisfactory Tenant Estoppel (as defined in Section 14) executed by SpinCo and, to the extent same are in the possession of Seller, a Satisfactory Tenant Estoppel executed by each of Octagon, Inc. and Maximus, Inc,;

(xiv)to the extent Seller is not in possession of a Satisfactory Tenant Estoppel executed by Octagon, Inc. and/or Maximus, Inc., a Satisfactory Landlord Estoppel (as defined in Section 14) executed by Seller and GCI (whose name will then be TEGNA Inc) pertaining to any applicable Lease for which a Satisfactory Tenant Estoppel is not delivered;
(xv)such transfer/recordation tax forms and other documents as may be reasonably required by the Buyer or the Title Company as a condition to the recordation of the Deed and Closing hereunder, including, without limitation, a commercially reasonable Gap Indemnity; and
(xvi)such evidence as may be reasonably required by the Title Company with respect to the authority of the person executing the Deed.
(c)    Not less than two (2) business days prior to the Closing Date, the Buyer shall deliver the following original documents to the Title Company, each executed by the Buyer and acknowledged, if necessary:
(i)the TEGNA Lease;
(ii)the SpinCo Lease;
(iii)a certificate that all of Buyer’s representations and warranties in this Agreement are true and correct in all respects as of the Closing Date in the form attached hereto as Exhibit N;
(iv)the Assignment of Leases;

(v)the Management Agreement;
(vi)the Settlement Statement;
(vii)the Tenant Notices; and
(viii)such transfer/recordation tax forms and other documents as may be reasonably required by the Seller or the Title Company as a condition to the recordation of the Deed and Closing hereunder.
10.    Damage and Condemnation.
(a)    Damage. If, on or after the Effective Date and any time prior to Closing, all or any material portion of the Improvements are damaged by fire or any other cause whatsoever, the Seller shall promptly give the Buyer written notice of such damage.
(i)    Minor Damage. If the cost for repairing such damage is less than Ten Million and No/100 Dollars ($10,000,000.00) (“Minor Damage”), as promptly and reasonably determined by the Seller and its unrelated third party construction experts, then the Buyer shall have the option, exercisable by written notice delivered to the Seller within ten (10) days after Buyer receives the written cost determination from Seller together with copies of any written reports and estimates from such unrelated experts, either (A) to direct the Seller to repair such damage to the Improvements (which repairs shall be made in accordance with the standards applicable to the initial construction of and materials used in connection with the Improvements, in compliance with all applicable laws, ordinances, regulations and orders and in cooperation with the recommendations of the Buyer’s construction experts (collectively, the "Laws") concerning the use, occupancy and condition of the Real Property (collectively, the “Rebuild Requirements”), or (B) at Closing to receive the amount of the deductible and self-insured amounts, plus all insurance proceeds related to the Rebuild Requirements received by the Seller as a result of such loss, and an assignment of the Seller’s rights to any unpaid insurance proceeds related to the Rebuild Requirements, and the Seller shall have no further liability or obligation to repair such damage or to replace the Improvements. If Buyer fails to notify Seller of Buyer’s election within such ten (10) day period, then Buyer shall be deemed to have elected to proceed in accordance with clause (A) of this Section 10(a)(i). In either event, this Agreement shall continue in full force and effect with no reduction in the Purchase Price.
(ii)    Major Damage. If the cost for repairing such damage exceeds Ten Million and No/100 Dollars ($10,000,000.00), as reasonably determined by the Seller and its unrelated third party construction experts , then in addition to having the right to proceed in accordance with clauses (A) or (B) of Section 10(a)(i), Buyer may also elect to terminate this Agreement by written notice delivered to the Seller within ten (10) days after Buyer receives Seller’s written cost determination together with copies of any written reports and estimates from such unrelated experts. Buyer shall be deemed to have made such termination election if Buyer fails to deliver any notice within such ten (10) day period. In the event Buyer makes (or is deemed to have made) such termination election, the Deposit shall be returned to the Buyer, and thereafter neither party will have any further obligations or liabilities hereunder, except for the Surviving Obligations. If the Buyer elects to proceed in accordance with clauses (A) or (B) in Section 10(a)(i), then this Agreement shall continue in full force and effect with no reduction in the Purchase Price but, if so elected by the Buyer in accordance with Section 10(a) (i) above, with the Closing Date extended until substantial completion of the Rebuild Requirements.
(b)    Condemnation and Eminent Domain. In the event that any condemnation proceedings are instituted, or notice of intent to condemn is given, with respect to all or any “material portion of the Property”, the Seller shall promptly notify the Buyer thereof, in which event the Buyer shall, within ten (10) days after receiving Seller’s notice, elect in writing to either (i) consummate the purchase of the Property without reduction of the Purchase Price, and the right to collect any condemnation award or compensation for such condemnation shall be assigned by the Seller to the Buyer at Closing, and the Seller shall not take any action to settle any condemnation award or compensation, or (ii) terminate this Agreement, whereupon the Deposit shall be returned to the Buyer and all obligations and liabilities of the parties under this Agreement shall be extinguished and released, except for the Surviving Obligations. If Buyer fails to make the foregoing election within such 10 day period, then Buyer will be deemed to have elected to proceed in accordance with clause (ii) above. As used in this Section 10(b), the term “material portion of the Property” means all of the Property or any portion of the Property which, if taken, (i) would result in the fair market value of the remaining Property being less than $250,000,000.00 as reasonably determined by Buyer and its unrelated third party appraisers, or (ii) would, as reasonably determined by Buyer, impair or prevent the continued existence, maintenance, use or leasing of such portions of the Improvements as presently configured, including but not limited to the common areas of the Real Property and all related facilities, as currently exist, are maintained, used and/or could lawfully be made available for lease or use.
11.    Brokers.
The Seller, GCI and Buyer recognize CBRE, Inc. (“CBRE”) as the sole broker procuring this Agreement. Any compensation due to CBRE with respect to this Agreement shall be the sole responsibility of GCI pursuant to a separate agreement. The Seller and GCI represents and warrants to the Buyer, and the Buyer represents and warrants to the Seller and GCI, except as set forth above, no such party has employed any other broker in connection with this Agreement. The Seller and GCI agree to indemnify, hold harmless and defend Buyer, and Buyer agrees to indemnify, hold harmless and defend Seller, against any loss, cost or damage, including reasonable attorney’s fees, which may be incurred as a result of any breach of the foregoing representations, or as a result of GCI’s breach of its obligation to pay any compensation owed to CBRE in connection with this Agreement. The provisions of this Section 11 shall survive Closing or any early termination of this Agreement.
12.    Buyer’s Representation and Warranties.
The Buyer represents and warrants to the Seller, as of the Effective Date, as follows:
(a)    Organization. The Buyer is a duly organized and validly existing limited liability company under the laws of the State of Delaware and shall be authorized, as of the Closing Date, to do business in the Commonwealth of Virginia. The Buyer is in good standing under the laws of the State of Delaware and, as of the Closing Date, shall be in good standing under the laws of the Commonwealth of Virginia.
(b)    Authority. The Buyer possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law, and has obtained all necessary consents, to execute and deliver this Agreement and, as of the Closing Date, to consummate the transactions contemplated in this Agreement.
The representations and warranties set forth in this Section 12 shall survive the Closing for a period of one (1) year.
13.    Seller’s Representation and Warranties.
The Seller and GCI represent and warrant to the Buyer, as of the Effective Date, as follows:
(a)    Organization. The Seller and GCI are duly organized and validly existing corporations under the laws of the State of Delaware and are authorized to do business in the Commonwealth of Virginia. The Seller and GCI are in good standing under the laws of the State of Delaware and the Commonwealth of Virginia.

(b)    Authority. The Seller and GCI possesses all requisite power and authority, and have taken all actions required by their organizational documents and applicable law, and have obtained all necessary consents, to consummate the transactions contemplated by this Agreement
(c)    Other Sales Agreements. Seller has not entered into any other contract to sell the Real Property or any part thereof that is currently in effect.
(d)    Contracts. To Seller’s Knowledge (as defined below), except for the contracts referenced on the list of Contracts attached hereto as Exhibit C, there are no contracts of any kind, including construction, employment, management, service, or supply in effect entered into by Seller or GCI that will be binding upon Buyer or the Real Property after Closing. To Seller’s Knowledge, there are no defaults of any material obligations by any party under any of the Contracts. To Seller’s Knowledge, copies of the Contracts that are true, correct and complete copies in all material respects, have been delivered or made available to Buyer or shall be delivered or made available to Buyer within three (3) days of the Effective Date.
(e)    Leases. There are no occupancy agreements, leases, lettings or tenancies in effect to which Seller is a party that will affect the Real Property after Closing, except the Leases with tenants listed on the rent roll (the “Rent Roll”) attached hereto as Exhibit O. To Seller’s Knowledge, the Rent Roll is true, correct and complete in all material respects and sets forth the amount of any tenant security deposits and letters of credit held by Seller, and any guaranties in favor of Seller, in connection with the Leases. To Seller’s Knowledge, copies of the Leases that are true, correct and complete in all material respects, including all amendments, renewals, modifications, guaranties and assignments thereof, have been delivered to Buyer. To Seller’s Knowledge, neither the tenants of the Property nor any other person has any right, option or agreement to purchase the Property, including purchase options or rights of first refusal to purchase the Property or any portion thereof. With respect to each tenant at the Real Property, except as set forth in the Rent Roll: (i) to Seller’s Knowledge, (1) such tenant's Lease is in full force and effect and (2) no default beyond any applicable notice and cure periods under the Lease exists thereunder; (ii) Seller has not sent to or received from any tenant a written notice of default under such tenant’s Lease which has not been cured or waived; (iii) no rent not yet due and payable under such tenant's lease has been paid more than one month in advance of its due date; (iv) such tenant has not asserted in writing, nor, to Seller’s Knowledge, has such tenant threatened to assert, any claim of offset or other defense in respect of its or the landlord's obligations under its Lease; and (v) except as set forth on Exhibit O, to Seller’s Knowledge, (1) all work required to be performed by Seller or GCI, as landlord, pursuant to the Leases and (2) all tenant improvement allowances, free rent, rent abatements and other concessions required to be paid by Seller or GCI, as landlord, pursuant to the Leases, has been performed or paid, or will be performed or paid, prior to Closing and, if not so performed or paid, will be credited to Buyer at Closing.
(f)    Commissions and Fees. There are no leasing commissions, finder fees or the like with respect to the Leases (including renewals and expansions thereof) which are or may become payable which have not been paid, or if unpaid, which will not be credited to Buyer at Closing (Buyer acknowledges that leasing commissions allocable to any new Lease entered into by Seller shall be allocated in accordance with Section 14). There are no exclusive or continuing brokerage agreements as to the Property or any of the space at the Property which will be binding on Buyer following Closing. Notwithstanding the foregoing, Seller and GCI have disclosed that

GCI’s former broker, Studley, Inc. previously entered into two cooperating broker agreements pertaining to two Leases, which agreements state that GCI will pay a commission to the two tenants’ brokers under certain circumstances (collectively, “Cooperating Broker Agreements”). GCI does not believe it has any legal obligation to pay commissions pursuant to the Cooperating Broker Agreements because GCI did not sign the Cooperating Broker Agreements. Nevertheless, GCI shall defend, indemnify and hold Buyer harmless from and against any and all damages, costs, claims and expenses (including reasonable attorneys’ fees and court costs) that may arise out of the Cooperating Broker Agreements.
(g)    Agreements. To Seller’s Knowledge, except for the Contracts, Leases and Permitted Exceptions, there are no service contracts, management agreements or other written agreements relating to the operation or use of the Property to which Seller is a party and which will be binding upon Buyer or the Property following Closing.
(h)    Assessments. Seller has received no written notice that there are unpaid and delinquent assessments for public improvements against the Property and, to Seller’s Knowledge, no such delinquent assessments exist.
(i)    Violations of Law. Seller and GCI have received no written notice of any (i) existing violation with respect to the Property (including, without limitation, any such violation of the Fair Housing Act and the Americans with Disabilities Act) that remains uncured, or (ii) pending investigation by any governmental authority with respect to the Property (including, without limitation, any such investigation under the Fair Housing Act and the Americans with Disabilities Act) or (iii) existing violation of any easement, covenant, condition, restriction or agreement contained in any covenants, conditions or restrictions or similar instruments encumbering or benefiting the Property, or any exclusive or radius restriction contained in any Lease, which remains uncured.
(j)    Personal Property. Seller and GCI, as the case may be, are the true and lawful owners of, and have legal title to, all of the Personal Property, free and clear of any mortgage, pledge, security interest, encumbrance, charge or other lien, whether arising by contract, operation of law or otherwise.
(k)    Commitments, Proffers and Bonds. Except for any proffers, special exception approval development conditions, and contractual obligations that are contained in the Contracts, the Leases or are a matter of public record applicable to the Real Property (collectively, “Proffers”), copies of which (except for any contractual obligations that are a matter of public record applicable to the Real Property) have been delivered or made available to Buyer, and which copies are true and complete in all material respects, Seller has not made any, and to the Seller’s Knowledge there are no, commitments to any governmental or quasi-governmental authority, school board, church or other religious body, or to any other organization, group or individual relating to the Real Property that would impose any obligations upon Buyer to make any contributions of money or land or to install or maintain any improvements (whether on site or off site), or that would interfere with or make more costly Buyer’s ability to use, develop or improve the Real Property, and there are no special understandings or agreements, whether oral or written, between Seller and any governmental or quasi-governmental authority whether contained in ordinances, agreements or otherwise, limiting or defining the use and development of the Real Property, the construction of improvements thereon, the availability to the Real Property of public improvements and municipal services, any requirement to share in the cost thereof by recapture, contribution, special assessment or otherwise, or any requirement to contribute in land or cash to any school, library, park or other sort of county municipal or governmental district or body in connection with the development of the Real Property.  The Proffers are in full force and effect.  Except for deposits made to public utility companies, if any, Seller has not delivered any security to any governmental or quasi-governmental authority, including but not limited to any bonds, for public improvements of any kind, whether or not benefitting the Real Property or any portion thereof.
As used in this Section 13, the phrase “to the Seller’s Knowledge” means to the actual knowledge of Todd A. Mayman (General Counsel and Secretary), Timothy D. Fitzpatrick (Director of Real Estate) and Michael Christie (Director of Facilities Operations). Such persons shall not have any liability for any matter set forth in this Agreement. The representations and warranties set forth in this Section 13 shall survive the Closing for a period of one (1) year.
14.    Covenants of the Seller Prior to Closing.
From the Effective Date until Closing, the Seller shall continue to operate, maintain and repair the Real Property and Personal Property in its ordinary course of business, but shall (a) not take any of the following actions after the Effective Date without the prior written consent of the Buyer, which consent may be granted or withheld in the Buyer’s sole and absolute discretion: (i) amend or modify any Contracts in any manner, unless any such Contracts as amended may be terminated without cost or penalty upon thirty (30) days’ prior written notice, (ii) sell or transfer the Real Property, the Personal Property or any portion thereof, or alter, amend or initiate any change with respect to the zoning classification of the Real Property, or enter into any easements, restrictive covenants, agreements or other documents of record that would affect the Buyer’s title to the Property, (iii) remove or permit the removal from the Real Property of any fixtures or any material portion of the items of Personal Property included in the Property except when replaced with items of equal or greater quality, (iv) enter into or modify any Leases, except that Seller may enter into the TEGNA Lease pursuant to Section 18 and Seller may enter into the SpinCo Lease Amendment (as defined in Section 19) pursuant to Section 19, (v) list the Property with any broker or otherwise actively solicit or make or accept any offers to sell the Property or enter into any contracts or agreements regarding any disposition of the Property or sell, grant or transfer any interest in the Property, except for the disposition of items of Personal Property as permitted by Section 14(a)(iii) above; (b) provide Buyer with copies of any written notices that are received by Seller, CBRE or Seller’s counsel between the Effective Date and the Closing Date with respect to (i) any special assessments or proposed increases in the valuation of the Property, (ii) any condemnation or eminent domain proceedings affecting the Property, or (iii) any violation of any environmental law or any zoning, health, fire, safety or other law, regulation or code applicable to the Property; (c) advise Buyer promptly of any litigation, arbitration proceeding or administrative hearing of which Seller, CBRE or Seller’s counsel receives written notice, whether instituted or threatened, and that concerns or affects the Property in any manner and that is instituted or threatened after the Effective Date; (d) maintain Seller’s existing insurance coverage with respect to the Property for the benefit of Seller; (e) advise Buyer promptly of any casualty or condemnation at the Property after the Effective Date; (f) make commercially reasonable efforts to obtain and deliver to Buyer, at least two (2) business days prior to Closing, an original tenant estoppel certificate from each of Maximus, Inc. and Octagon, Inc., each in substantially the form of the tenant estoppel certificate attached hereto as Exhibit P-1, which shall not be dated earlier than July 9, 2015; and (g) obtain and deliver to Buyer at least two (2) business days prior to Closing, an original tenant estoppel certificate from SpinCo, in substantially the form of the tenant estoppel certificate attached hereto as Exhibit P-1. Prior to delivering any such tenant estoppel, Seller shall provide the completed estoppel for each tenant to Buyer for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. Each of the tenant estoppel certificates that Seller is either required to obtain, or required to make commercially reasonable efforts to obtain, under this Section 14 shall be referred to as a “Satisfactory Tenant Estoppel.” A tenant estoppel certificate shall not be considered a Satisfactory Tenant Estoppel, if such tenant estoppel certificate: (i) has been modified in any manner adverse to Buyer in any material respect, (ii) reflects any fact or claim adverse to Buyer in any material respect, including an outstanding audit being conducted by any such tenant, or (iii) creates a material inconsistency between a Seller representation set forth in this Agreement and the information set forth on such tenant estoppel certificate. In the event that, despite making commercially reasonable efforts to do so, Seller is unable to obtain a Satisfactory Tenant Estoppel from Maximus, Inc. and/or Octagon, Inc., Seller shall deliver to Buyer, at least two (2) business days prior to Closing, a landlord estoppel certificate signed by Seller and GCI (whose name will then be TEGNA Inc.) in substantially the form of the landlord estoppel certificate attached hereto as Exhibit P-2, which shall not be dated earlier than July 29, 2015. Prior to delivering any such landlord estoppel, Seller shall provide the completed landlord estoppel to Buyer for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. Any landlord estoppel certificate that Seller is required to deliver to Buyer under this Section 14 shall be referred to as a “Satisfactory Landlord Estoppel.” A landlord estoppel certificate shall not be considered a Satisfactory Landlord Estoppel, if such landlord estoppel certificate: (i) has been modified in any manner adverse to Buyer in any material respect, (ii) reflects any fact or claim adverse to Buyer in any material respect, including an outstanding audit being conducted by any tenant, or (iii) creates a material inconsistency between a Seller representation set forth in this Agreement and the information set forth on such landlord estoppel certificate.
15.    Conditions Precedent to Closing.
(a)    Conditions Precedent to the Buyer’s Obligation to Close. The Buyer’s obligation to purchase the Real Property is subject to satisfaction on or before the Closing Date of the following conditions, any of which may be waived in writing by the Buyer in the Buyer’s sole and absolute discretion.
(i)Title. A final examination of the title to the Property shall disclose no title exceptions arising between the date the Title Commitment is issued and the Closing Date, except for the Permitted Exceptions, matters caused by the Buyer or its activities on the Property, or other matters approved in writing by the Buyer.
(ii)Covenants and Obligations. The Seller shall have performed and observed, in all material respects, all covenants and obligations of the Seller under this Agreement.
(iii)Representations and Warranties. All representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects as if made on the Closing Date.

(iv)Condition of Property. Subject to the provisions of Section 10, the Property shall be in materially the same condition as it was on the Effective Date, normal wear and tear excepted.
(b)    Conditions Precedent to the Seller’s Obligation to Close. The Seller’s obligation to sell the Property is subject to satisfaction, on or before the Closing Date of the following conditions, any of which may be waived in writing by the Seller, in the Seller’s sole and absolute discretion:
(i)Covenants and Obligations. The Buyer shall have performed and observed, in all material respects, all covenants and obligations of the Buyer under this Agreement.
(ii)Representations and Warranties. All representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects as if made on the Closing Date.
(c)    Failure of a Condition.
(i)    In the event that any condition precedent to Closing has not been satisfied on or before (if applicable) the Closing Date, then the party who would have benefited from having such condition to Closing satisfied (the “Unsatisfied Party”) shall give notice to the other party of the condition or conditions that the Unsatisfied Party asserts are not satisfied (each, individually, a “Failed Condition”). In that event, the Closing Date shall be extended for ten (10) days (the “Satisfaction Period”) to allow the other party to make commercially reasonable efforts to satisfy any Failed Condition. If any Failed Condition has not been satisfied within the Satisfaction Period, the Unsatisfied Party may elect to waive such Failed Condition by giving written notice thereof to the other party (the “Waiver Notice”) within three (3) business days following the expiration of the Satisfaction Period (the “Waiver Period”), in which event the parties shall proceed to Closing as contemplated hereunder. If the Unsatisfied Party does not give the Waiver Notice to the other party within the Waiver Period, then the Unsatisfied Party shall be deemed to have elected to terminate this Agreement, whereupon neither party shall have any further rights or obligations hereunder other than any Surviving Obligations and, if the Unsatisfied Party is the Buyer, the Buyer shall be entitled to the Deposit. Notwithstanding the foregoing, if such Failed Condition is due to a default or breach by one of the parties of a covenant, representation or warranty contained in this Agreement (it being understood that a breach of a covenant, representation or warranty under this Agreement shall constitute both a Failed Condition and a breach or default under this Agreement), then the Unsatisfied Party shall have those rights and remedies set forth in Section 8 above.
(ii)    If the transaction contemplated by this Agreement closes, the parties shall be deemed to have waived any and all unmet or unsatisfied conditions, other than those that constitute Surviving Obligations; provided, however, if Seller has actual knowledge that any representation or warranty made by Buyer in Section 12 is untrue, or if Buyer has actual knowledge that any representation or warranty made by Seller in Section 13 is untrue, and the party with knowledge of the untrue representation or warranty proceeds to Closing, then such party shall be deemed to have waived any claim it might otherwise have after the Closing against the other party with respect to such representation or warranty.

16.    Notices.
All notices required or permitted to be given hereunder shall be in writing and delivered by hand, by recognized national overnight courier service, or mailed postage prepaid, by registered or certified mail, addressed as follows:
If to the Buyer:    Tamares Tysons Corner LLC
c/o Tamares Real Estate Holdings, Inc.
1500 Broadway, 24th Floor
New York, New York 10036
Attention: Itrat Sayeed, Vice President

With copies to:    Braunstein Turkish LLP
7600 Jericho Turnpike, Suite 402
Woodbury, New York 11797
Attention: Harry Braunstein, Esq.

If to the Seller:    GTMP Holdings, LLC
c/o Gannett Co. Inc.
7950 Jones Branch Drive
McLean VA 22107
Attention: Todd A. Mayman
e-mail: tmayman@gannett.com

With copies to:    GTMP Holdings, LLC
c/o Gannett Co. Inc.
7950 Jones Branch Drive
McLean VA 22107
Attention: Timothy D. Fitzpatrick
tfitzpatri@gannett.com

and

Bond Schoeneck & King, PLLC
350 Linden Oaks
Suite 310
Rochester, NY 14604
Attention: Kevin V. Recchia
e-mail: krecchia@bsk.com

or in the case of either party to such other address as shall be designated by written notice given to the other party. Any such notice shall be deemed given upon receipt or upon the failure to accept delivery. Notices which are given by either party may be given by the attorney for such party without the signature of such party.

17.    Survivability of Representations, Warranties and Covenants.
Except for the Surviving Obligations, no representations, warranties, covenants, agreements and other obligations of either party shall survive the Closing, and no action based thereon shall be commenced after the Closing.
18.    TEGNA Lease, Management Agreement and Tangible Personal Property.
Notwithstanding anything to the contrary contained in this Agreement, the Seller’s and Buyer’s respective obligations to proceed to Closing hereunder are conditioned upon (i) GCI and Buyer agreeing in writing, in each party’s sole and absolute discretion, upon the terms and conditions of the TEGNA Lease and the Management Agreement and (ii) Seller and Buyer agreeing in writing, in each party’s sole and absolute discretion, upon the portions of the electronic, security and communication systems to be excluded from the Personal Property and all items of Tangible Personal Property to be included in the Personal Property. Notwithstanding the foregoing, the parties acknowledge that Buyer and GCI have already agreed that (i) the TEGNA Lease will have a term of 18 months, (ii) Buyer will not receive any rent under the TEGNA Lease during such 18 month term, (iii) the TEGNA Lease will not require Buyer to pay any tenant improvement, moving or design allowances, or any broker commission. In the event that, on or before 5:00 P.M. Eastern Time on July 2, 2015, following good faith negotiations between the parties, GCI and Buyer have not agreed in writing, upon all terms and conditions of the TEGNA Lease and the Management Agreement, or Seller and Buyer have not agreed in writing to an amendment to this Agreement attaching as Exhibit B-1 hereto the list of the portions of the electronic, security and communication systems to be excluded from the Personal Property, and attaching as Exhibit B-2 hereto the list of all items of Tangible Personal Property to be included in the Personal Property, then (x) Seller and Buyer will each be deemed to have elected to terminate this Agreement pursuant to this Section 18, (y) Escrow Agent shall promptly return the Deposit to Buyer, and (z) the parties will have no further rights or obligations under this Agreement, except the Surviving Obligations.
19.    SpinCo Lease Amendment.
Notwithstanding anything to the contrary contained in this Agreement, the Seller’s and Buyer’s respective obligations to proceed to Closing hereunder are conditioned upon Seller and Buyer agreeing in writing, in each party’s sole and absolute discretion, upon the terms and conditions of an amendment to the SpinCo Lease (“SpinCo Lease Amendment”). Promptly after Seller and Buyer reach such written agreement, Seller and Spinco shall execute the SpinCo Lease Amendment. In the event that, on or before 5:00 P.M. Eastern Time on June 25, 2015, following good faith negotiations between the parties, Seller and Buyer have not agreed in writing, upon all terms and conditions of the SpinCo Lease Amendment, then (i) Seller and Buyer will each be deemed to have elected to terminate this Agreement pursuant to this Section 19, (ii) Escrow Agent shall promptly return the Deposit to Buyer, and (iii) the parties will have no further rights or obligations under this Agreement, except the Surviving Obligations.
20.    Complete Agreement.
This Agreement (including all Exhibits attached hereto and the Confidentiality Agreement) constitutes the entire agreement between the parties hereto and no oral statements made by anyone with regard to the transaction which is the subject of this Agreement shall be construed as a part hereof unless the same is incorporated herein by writing.
21.    Assignability.
Each party shall be permitted to assign its rights under this Agreement to any Permitted Transferee (as hereinafter defined) of the assigning party as long as (a) such assignee expressly assumes the assigning party’s obligations under this Agreement in writing and (b) the other party receives a copy of such assumption no less than two (2) business days prior to Closing. “Permitted Transferee” shall mean any related or affiliated entity (i) which manages or controls the assigning party, is managed or controlled by the assigning party or is under common control or management with the assigning party. For the purpose of this Section 21, “control” means ownership of not less than ten percent (10%) of all the voting stock or legal and equitable interest in such corporation or entity and “management” means the ability to directly or indirectly manage the affairs of the Buyer. Neither party shall otherwise be permitted to assign its rights under this Agreement.
22.    Severability.
If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall in no way be impaired or invalidated, and the parties agree to substitute for the invalid or unenforceable provision a valid and enforceable provision that most closely approximates the intent and economic effect of the invalid or unenforceable provision.
23.    Intepretation.
INASMUCH AS THIS AGREEMENT IS THE RESULT OF NEGOTIATIONS BETWEEN SOPHISTICATED PARTIES OF EQUAL BARGAINING POWER, NO INFERENCE IN FAVOR OF OR AGAINST EITHER PARTY WILL BE DRAWN FROM THE FACT THAT ANY PORTION OF THIS AGREEMENT HAS BEEN DRAFTED BY OR ON BEHALF OF SUCH PARTY. EACH PARTY HEREBY ACKNOWLEDGES THAT IT HAS BEEN GIVING AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT.
24.    Counterparts, Electronic Transmission.
This Agreement may be executed and delivered in counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission (i.e. –pdf) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.
25.    Confidentiality.
Except as either party reasonably believes may be required by any applicable law or governmental regulation, neither party shall make public any information with respect to the matters set forth in this Agreement without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Seller shall be permitted to disclose the fact that this Agreement has been executed, the identity of the Buyer, the Purchase Price, the term of the TEGNA Lease and the term of the SpinCo Lease. Seller shall also be entitled to issue a press release following the Closing upon obtaining the Buyer’s prior written consent to the specific content of the press release, which consent shall not be unreasonably withheld, conditioned or delayed.
26.    Non-Disparagement.
Both parties agree that neither shall make or encourage others to make any public statement or release any information that is intended to, or reasonably could be foreseen to, embarrass or criticize the other party, other members of such party or their members, employees, affiliates, subsidiaries, officers, agents, attorneys, directors or shareholders individually or as a group. The foregoing prohibition shall not preclude a party from responding truthfully to questions from or requests for information to any governmental agency having jurisdiction over such inquiry or in a court of law in connection with a legal or regulatory investigation or proceeding.
27.    Prevailing Party Attorneys’ Fees.
In the event of any litigation between the parties arising out of this Agreement, the prevailing party shall be entitled to reimbursement from the non-prevailing party for all reasonable attorneys’ fees, court costs and disbursements incurred in connection with such litigation by the prevailing party.
28.    Successors Bound.
This Agreement shall be binding upon and shall inure to the benefit of the Seller and the Buyer and their successors and permitted assigns.
29.    Waiver of Jury Trial.
THE SELLER AND THE BUYER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR CONNECTED WITH THIS AGREEMENT.
30.    Captions.
The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.
31.    Submission Not an Offer.
The submission of this Agreement (or a draft of this Agreement) or a summary of some or all of its provisions for examination or negotiation by Seller or Buyer does not constitute an offer by Seller or Buyer to enter into an agreement to sell or purchase the Property, and neither party shall be bound to the other with respect to any such purchase and sale until this Agreement is executed and delivered by both Seller and Buyer. No e-mails, letters, term sheets, letters of intent, draft contracts or similar documents, or any series or combination of the foregoing documents or correspondence, shall constitute a legally binding agreement.
32.    Applicable Law; Venue.
THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE REAL PROPERTY IS LOCATED WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES. THIS AGREEMENT IS PERFORMABLE IN AND EXCLUSIVE VENUE FOR ANY ACTION BROUGHT WITH RESPECT HERETO SHALL LIE IN THE STATE COURT FOR THE COUNTY IN WHICH THE REAL PROPERTY IS LOCATED, OR, IF APPLICABLE, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT IN WHICH THE REAL PROPERTY IS LOCATED, WITHOUT REGARD TO CONFLICTS IN LAW.

[END OF AGREEMENT. SIGNATURES ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

SELLER:
GTMP HOLDINGS, LLC

By:    /s/ Todd Mayman
    Name: Todd Mayman
    Title: Secretary

BUYER:
TAMARES TYSONS CORNER LLC
By:    The Zabludowicz United States Property Trust Two, its sole member

By:    /s/ Fabio Botterini De Pelosi
    Name:    Dr. Fabio Botterini De Pelosi
    Title:    Trustee

Gannett Co., Inc. is executing this Agreement for the sole purpose of acknowledging the obligations expressly imposed upon Gannett Co., Inc. pursuant to Sections 2, 9, 11 and 13 of this Agreement.

GANNETT CO., INC.

By:    /s/ Todd Mayman
    Name: Todd Mayman
    Title: Secretary